Exhibit 99.1

PRESS RELEASE

QRS Reports Sequential Revenue Improvement

Company Further Restructures Real Estate Portfolio

RICHMOND, Calif. – October 29, 2003 – QRS Corporation (Nasdaq: QRSI) announced today its results for the third quarter ended September 30, 2003.

The Company reported third quarter revenues of $31.3 million, compared to $30.6 million for the second quarter 2003 and $33.5 million for the third quarter 2002. Looking ahead, the Company expects fourth quarter 2003 revenues to be roughly in-line with third quarter revenues.

Included in third quarter operating results was a $5.3 million restructuring charge, which resulted in a reported third quarter net loss of $3.5 million, or 22 cents per share. This compares to net income of $1.8 million, or 12 cents per share, diluted, for the second quarter 2003 and net income of $0.6 million, or 4 cents per share, diluted, for the third quarter 2002.

Excluding the $5.3 million restructuring charge, adjusted third quarter net income was $1.8 million, or 11 cents per share, diluted. This compares to adjusted second quarter 2003 net income of $1.3 million, or 8 cents per share, diluted, determined by excluding approximately $0.5 million of operating expense benefits, primarily caused by the favorable resolution of various tax-related matters.

“The third quarter was a strong one for QRS for many reasons,” said Liz Fetter, President and CEO of QRS. “We increased revenues and improved earnings per share on an adjusted basis, continued to generate positive cash from operations, and expanded our relationships with existing customers while building our presence in new retail segments. We are executing on our plans for the Company as we invest in new products planned for introduction next year.”

Gross margins for the third quarter were 50%, compared to 50% for the second quarter 2003 and 48% for the third quarter 2002. The Company continues to expect overall gross margins, as a percentage of revenues, in the upper-forties to 50% range for the fourth quarter 2003.

The $5.3 million restructuring charge recognized in the third quarter brought total operating expenses to $19.2 million, compared to $13.4 million for the second quarter 2003. Excluding this restructuring charge, adjusted third quarter operating expenses were $13.9 million, consistent with $13.9 million adjusted operating expenses for the second quarter 2003, determined by excluding approximately $0.5 million of operating expense benefits, primarily caused by the favorable resolution of various tax-related matters.

During the third quarter, the Company completed its comprehensive cost structure review with the goals of creating better alignment with its growth strategy and finding additional potential efficiencies. This review resulted in a total restructuring charge of $5.3 million during the third quarter consisting of several components. The Company centralized substantially all of its development team to its Richmond, California headquarters and streamlined other operations. These actions resulted in a restructuring charge of $1.8 million during the third quarter as well as trailing charges of less than $0.2 million over the next two quarters, somewhat offset by a $0.2 million third quarter reduction in a previous severance accrual. Beginning in the first quarter 2004, the savings from this restructuring are expected to be in the range of half a million dollars per quarter.

The Company also accelerated discussions with its landlord to renegotiate the terms of its lease on a vacated facility in the San Francisco Bay Area, driven by the difficult real estate market in that region. Recently, the Company reached an agreement in principle with the landlord to reduce both the term of the lease and its total cash commitments over the remaining life of the lease. The Company recorded a $3.7 million restructuring charge to cover all of its revised obligations related to this facility and committed to prepay a portion of the revised future rent obligation.

The cash and marketable securities balance at the end of the quarter was $37.0 million, up from $36.4 million at the end of the second quarter 2003. Cash flows from operations totaled $3.3 million for the quarter. The Company expects that cash flows from operations, excluding any lease pre-payments, will be sufficient to continue funding capital expenditures and its planned technology investments for the remainder of the year.

Recent QRS accomplishments include:

•	Deepening Our Relationships Within General Merchandise and Apparel (GMA). In the third quarter, QRS signed an agreement with Saks Inc. to license QRS Sourcing™ software. The Company also signed contracts for its other collaborative commerce solutions with many leading general merchandise and apparel (GMA) companies including Ross Sportswear, Maidenform, Belk, Target, Gold Toe and General Sportswear.

•	Expanding to New Retail Segments. QRS continued to win business with companies in retail segments adjacent to GMA. The Company’s target retail segments outside of GMA include the consumer packaged goods, hardlines, do-it-yourself, sporting goods, consumer electronics and health and beauty segments. QRS signed contracts with leading companies in these segments, including: Staples, ConAgra, CVS, Duane Reade, Clarins Canada, TKO Sports Group and Hamilton Beach/Proctor-Silex.

•	Enhancing the Product Portfolio. QRS delivered new releases of QRS Catalogue™ and QRS Web Forms™ to offer increased functionality and value to QRS’ GMA customers as well as the Company’s target retail adjacencies. At the same time, the Company is preparing to launch key new offerings in 2004: an enterprise solution for product information management, and an intelligent transaction management (ITM) platform on which new QRS collaborative solutions will be built. The ITM platform is being developed using a common set of components for rapid deployment in the marketplace. The first two ITM-based solutions will address transaction outsourcing and transaction lifecycle management.

Conference Call Information

In conjunction with the earnings release, the Company will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) on October 29, 2003. The conference call can be accessed via telephone at 877.580.9103 (toll-free) and 610.794.9303 (international) with passcode QRS and leader name Liz Fetter. The call will be webcast and can be accessed at www.qrs.com. Telephone replay will be available beginning October 29, 2003, after 4:00 p.m. PT (7:00 p.m. ET) at 888.567.0410 (toll-free) and 402.998.1782 (international). The replay of the webcast will also be available at www.qrs.com.

About QRS

QRS (Nasdaq: QRSI) is a leading provider of collaborative commerce solutions for the global retail trading community. We enable companies to communicate electronically with their global trading partners; conduct cross-company transactions; synchronize and manage product data; collaboratively source, merchandise and import goods; and automatically detect and resolve supply chain issues. More than 8,000* retailers, brand marketers, manufacturers, suppliers, wholesalers and distributors from a variety of retail segments – including Federated Department Stores Inc., Groupe Clarins USA, Jones Apparel Group Inc., The Kroger Company, Sears, Roebuck and Co., and Selfridges plc – use QRS solutions to significantly improve their overall business performance. Learn more about QRS at www.qrs.com.

*	Based on total, unique QRS corporate customers that purchased or licensed QRS products and services between January and December 2002.

# # #

We provide adjusted, or non-GAAP, operating expense, net income, and earnings per share data in the press release as additional information for our operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from operating expense, net income, and earnings per share measures used by other companies. We believe that this presentation of operating expenses, net income, and earnings per share provides useful information to investors regarding certain additional financial and business trends relating to our results of operations. No tax benefit or expense associated with the restructuring expenses was used in the calculation of non-GAAP net income or non-GAAP earnings per share.

# # #

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements regarding future events and the future financial performance of QRS Corporation that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by QRS Corporation with the SEC, specifically the most recent reports on Form 10-K, 8-K, and 10-Q, each as it may be amended from time to time, which identify important factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with general economic conditions; specific conditions in the retail industry; failure to enter into a binding agreement to restructure the lease of a vacated facility in the San Francisco Bay Area; competition; changes in senior management; rapid technological change in our industry; dependence upon key customers and their trading partners; ability to introduce and market acceptance of new products and services; the ability to successfully integrate and manage acquired businesses and technologies; customers’ willingness to purchase products or services offered through or in conjunction with third parties; and dependence upon IBM for e-commerce services, among others. QRS disclaims any obligation to update the forward-looking information contained in this news release.

© 2003 QRS Corporation. All Rights Reserved. QRS, QRS logo, QRS Catalogue, QRS Sourcing and QRS Web Forms are registered trademarks or trademarks of QRS Corporation. All other trademarks belong to their respective owners.

CONTACT:

Guy Yalif	Katherine Post
Investor Relations	Media Relations
QRS Corporation	QRS Corporation
510.965.4470	510.965.4521
gyalif@qrs.com	kpost@qrs.com

QRS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2003 and 2002

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenues:
Software applications	$8,333	$8,649	$24,803	$27,399
Trading community management	16,857	18,753	49,859	56,133
Global services	6,072	6,138	17,973	20,541

Total revenues	31,262	33,540	92,635	104,073

Cost of revenues:
Software applications	2,351	2,445	6,795	8,894
Trading community management	7,955	9,600	24,062	29,271
Global services	5,264	5,465	15,753	18,316

Total cost of revenues	15,570	17,510	46,610	56,481

Gross profit	15,692	16,030	46,025	47,592

Operating expenses:
Sales and marketing	5,258	5,928	16,058	22,582
Service and product development	3,198	3,514	9,356	11,425
General and administrative	4,654	5,296	13,796	17,478
Amortization of other intangible assets	800	872	2,488	2,616
Restructuring expenses	5,279	—	5,279	—

Total operating expenses	19,189	15,610	46,977	54,101

Operating income (loss)	(3,497)	420	(952)	(6,509)

Interest income	120	189	346	583
Interest expense	(30)	(54)	(106)	(108)

Income (loss) from operations before income taxes	(3,407)	555	(712)	(6,034)
Income tax expense (benefit)	50	—	98	(998)

Net income (loss)	$(3,457)	$555	$(810)	$(5,036)

Basic net income (loss) per share	$(0.22)	$0.04	$(0.05)	$(0.32)

Shares used to compute basic net income (loss) per share	15,859,472	15,748,712	15,830,162	15,696,153

Diluted net income (loss) per share (1)	$(0.22)	$0.04	$(0.05)	$(0.32)

Shares used to compute diluted net income (loss) per share (1)	15,859,472	15,772,880	15,830,162	15,696,153

(1)	Diluted net loss per share for the three and nine months ended September 30, 2003 and the nine months ended September 30, 2002 was the same as basic net loss per share for the three and nine months ended September 30, 2003 and the nine months ended September 30, 2002, respectively, because the potential common shares outstanding during the period would have been antidilutive.

RECONCILIATION FROM GAAP TO NON-GAAP MEASURES OF PERFORMANCE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
GAAP operating expenses	$19,189	$15,610	$46,977	$54,101
Restructuring expenses	5,279	—	5,279	—

Non-GAAP operating expenses	$13,910	$15,610	$41,698	$54,101

GAAP net income (loss)	$(3,457)	$555	$(810)	$(5,036)
Restructuring expenses	5,279	—	5,279	—

Non-GAAP net income (loss)	$1,822	$555	$4,469	$(5,036)

Non-GAAP diluted net income (loss) per share	$0.11	$0.04	$0.28	$(0.32)

Shares used to compute non-GAAP diluted net income (loss) per share	16,224,711	15,772,880	15,955,763	15,696,153

QRS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2003 and December 31, 2002

(Dollars in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$27,450	$35,358
Current portion of marketable securities available-for-sale	6,308	1,998
Accounts receivable—net of allowance for doubtful accounts of $1,167 at September 30, 2003 and $1,613 at December 31, 2002	16,481	14,907
Prepaid expenses and other	3,554	3,061

Total current assets	53,793	55,324

Property and equipment:
Furniture and fixtures	2,079	1,780
Equipment	15,724	13,547
Leasehold improvements	2,084	1,921

	19,887	17,248
Less accumulated depreciation and amortization	(11,827)	(8,703)

Total property and equipment	8,060	8,545

Marketable securities available-for-sale	3,193	2,230
Capitalized service and product development costs—net of accumulated amortization of $7,898 at September 30, 2003 and $6,934 at December 31, 2002	5,468	2,282
Goodwill	1,113	1,113
Other intangible assets—net of accumulated amortization of $17,756 at September 30, 2003 and $15,268 at December 31, 2002	7,369	9,857
Other assets	1,689	2,598

Total assets	$80,685	$81,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,661	$8,870
Accrued compensation	4,803	6,289
Accrued vacation	2,221	2,044
Deferred acquisition payments	2,500	2,500
Deferred revenue	2,356	1,605
Current portion of sublease loss accruals related to business restructuring	6,361	2,788
Other accrued liabilities	3,196	3,762
Current portion of note payable	561	1,070

Total current liabilities	29,659	28,928

Sublease loss accruals related to business restructuring	5,461	6,315
Note payable	—	290
Deferred rent and other	1,776	2,285

Total liabilities	36,896	37,818

Stockholders’ equity:
Preferred stock: $.001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock: $.001 par value; 60,000,000 shares authorized; 16,105,280 shares issued and 15,871,549 shares outstanding at September 30, 2003 and 16,032,353 shares issued and 15,801,253 shares outstanding at December 31, 2002	252,468	251,914
Deferred compensation	(202)	(157)
Treasury stock: 233,731 shares at September 30, 2003 and 231,100 shares at December 31, 2002	(5,557)	(5,548)
Accumulated other comprehensive earnings (loss):
Unrealized gain on marketable securities available-for-sale	16	26
Cumulative translation adjustments	(251)	(229)
Accumulated deficit	(202,685)	(201,875)

Total stockholders’ equity	43,789	44,131

Total liabilities and stockholders’ equity	$80,685	$81,949

QRS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2003 and 2002

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(810)	$(5,036)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,613	3,922
Amortization of capitalized service and product development costs	964	1,648
Amortization of software licenses and other	1,008	871
Amortization of other intangible assets	2,488	2,616
Stock-based compensation	204	516
Provision for allowance for doubtful accounts	80	586
Loss from disposal of property and equipment	63	783
Changes in assets and liabilities:
Accounts receivable	(1,654)	4,087
Prepaid expenses and other	(1,143)	(770)
Income taxes receivable	—	125
Accounts payable	(1,209)	(4,370)
Accrued compensation	(1,486)	1,379
Accrued vacation	177	276
Deferred revenue	751	(796)
Sublease loss accruals related to business restructuring	2,719	(4,702)
Other accrued liabilities	(931)	50
Deferred rent and other	(223)	658

Net cash provided by operating activities	4,611	1,843

Cash flows from investing activities:
Sales and maturities of marketable securities available-for-sale	7,089	7,317
Purchases of marketable securities available-for-sale	(12,372)	(3,627)
Purchases of property and equipment	(2,772)	(1,824)
Capitalization of service and product development costs	(4,150)	(1,063)
Other assets	552	(246)

Net cash provided by (used in) investing activities	(11,653)	557

Cash flows from financing activities:
Proceeds from employee stock purchase plan issuance	176	296
Exercise of stock options	129	604
Repurchase of common stock	(9)	(18)
Payments on note payable	(799)	(489)
Payments on capital lease obligations	(340)	(200)

Net cash provided by (used in) financing activities	(843)	193

Effect of exchange rate on cash and cash equivalents	(23)	(123)

Net increase (decrease) in cash and cash equivalents	(7,908)	2,470
Cash and cash equivalents at beginning of period	35,358	28,911

Cash and cash equivalents at end of period	$27,450	$31,381

Cash paid for:
Taxes	$76	$78
Interest	$89	$82
Noncash investing and financing activities:
Property and equipment acquired through capital lease	$419	$550
Disposal of fully depreciated assets	$—	$1,387
Note payable exchanged for software licenses	$—	$2,100
Fair value of restricted stock awarded	$210	$—